Exhibit 1.
---------

                                                   FOR IMMEDIATE RELEASE
                                                   Contact: James S. Hellman
                                                   Telephone: 203-846-2274 x 110
                                                   Facsimile: 203-846-1776

TRUDY ANNOUNCES LETTER OF INTENT TO FORM A JOINT VENTURE LLC WITH THE CHART STUDIO (PTY) LTD.

Norwalk, Connecticut, June 6, 2001--Trudy Corporation (OTCBB:TRDY) announced today that it has signed a letter of intent preparatory to entering into a final definitive agreement for the formation of a joint venture limited liability company (Studio Mouse LLC) with The Chart Studio (Pty.) Ltd., a privately held South African company.

Under the terms of the agreement between Trudy Corporation and Chart Studio
(Pty) Ltd., Trudy and Chart Studio will each hold 45% of the total issued shares in Studio Mouse, with the remaining 10% of shares held by employees of both Trudy and Chart Studio. The Studio Mouse board of managers will be made up of two members appointed by Trudy Corporation and two members appointed by Chart Studio (Pty) Ltd. The execution of the final definitive agreement is subject to the approval of:

           o  Certain appropriate governmental authorities.
           o The Smithsonian Institution for a subsidiary rights license for the use of proprietary content owned by Soundprints, a division of Trudy Corporation, and the Smithsonian to be granted to Studio Mouse.
           o Execution of a subsidiary rights license agreement between each of Trudy Corporation and Chart Studio (Pty) Ltd. and Studio Mouse for the use of proprietary content owned by each respective licensor.

Chart Studio (Pty) Ltd., a South African company headquartered in Johannesburg, presently publishes children's educational and mass market products in 20 languages in more than 70 countries around the world, including some top-selling children's mass market book products. Mr. Warrick Schroder, managing director of Chart Studio, stated: "We are excited about the joint venture with Trudy affording the newly developed company the ability to utilize Trudy's licensing arrangement with the Smithsonian Institution, Chart Studio's vast array of content, and the talents of both companies' staff to develop one of the most creative and well-rounded publishing forces in the industry." Both Mr. Schroder and Mr. William W. Burnham, president and CEO of Trudy, will use their combined decades of experience in the marketplace to position the newly formed company as a leader in the children's entertainment and supplemental education markets.

The new company, Studio Mouse, will maximize combined intellectual assets by creating new product formats utilizing a fresh approach to creating multimedia "books plus" products. Studio Mouse will create new licenses, copyrights, and products to be sold into the supplemental education, trade and mass markets.

Both Trudy Corporation and Chart Studio (Pty) Ltd. will continue to operate individually, continuing to develop their own respective publishing programs.

Commenting upon this development, Burnham stated, "This merger is extremely advantageous and exciting for the shareholders of Trudy. The new possibilities for original content development and innovative product applications are truly staggering. The combination of the two companies' creative staff and developmental capabilities will make the joint venture a powerful presence in the 'edutainment' marketplace."

Trudy Corporation was founded in 1947 as a privately owned designer and marketer of stuffed toys and became a public company in 1987. Trudy currently owns the exclusive license with the Smithsonian Institution for children's storybooks, read-a-long audio books and companion realistic toy products. It has active distribution into the retail toy and book trade, the warehouse clubs as well as schools and libraries. Also in its distribution portfolio is a mail order catalog and e-commerce business to consumers and the education community.

Except for the historical information contained herein, the matters set forth in this press release are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially. These forward-looking statements speak only as of the date hereof; Trudy Corporation disclaims any intent or obligation to update these forward-looking statements.

                                       4